UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

VISIONWAVE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301, Wilmington, DE 19801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously reported in the Current Report on Form 8-K filed by VisionWave Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 21, 2026 (the “July 8-K”), on July 20, 2026, the Company entered into a Securities Purchase Agreement (the “SPA”) with YA II PN, Ltd. (the “Investor”) providing for the issuance and sale of convertible debentures in an aggregate principal amount of up to $15,000,000, at a purchase price equal to 85% of principal amount, in two closings. At the first closing on July 20, 2026, the Company issued to the Investor a convertible debenture in the principal amount of $10,000,000 (the “July Debenture”) and a warrant to purchase 1,800,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $5.00 per share. The SPA provided for a second closing of $5,000,000 in principal amount of convertible debentures (the “Second Closing”) upon the satisfaction of specified conditions.

As also previously reported, on February 26, 2026, the Company issued to the Investor (i) a promissory note in the original principal amount of $20,000,000 (the “February Note”), and (ii) a warrant to purchase 1,333,333 shares of Common Stock at an exercise price of $9.00 per share (the “February Warrant”). The Company and the Investor are also parties to a Standby Equity Purchase Agreement dated as of July 25, 2025, as amended by Amendment No. 1 dated January 19, 2026 (the “SEPA”).

Second Closing Letter Agreement

On September 10, 2026, the Company and the Investor entered into a letter agreement (the “Letter Agreement”) providing for the consummation of the Second Closing and for related amendments to the February Note, the February Warrant and the debentures issued under the SPA. The Letter Agreement constitutes a “Transaction Document” under the SPA. Its material terms are as follows.

Second Closing. The Company and the Investor acknowledged that the conditions precedent to the Second Closing under the SPA had been satisfied. On September 10, 2026, the Company issued and sold to the Investor a convertible debenture in the principal amount of $5,000,000 (the “Debenture” and, together with the July Debenture, the “Debentures”), for a purchase price of $5,000,000.

No Cash Proceeds; Partial Repayment of the February Note. The Company irrevocably directed that the entire $5,000,000 purchase price for the Debenture be applied, immediately upon the Second Closing, to repay principal outstanding under the February Note, and not be used for any other purpose. The Investor, as holder of the February Note, satisfied its obligation to pay the purchase price by applying $5,000,000 directly against the principal of the February Note, and the Company is deemed to have received the purchase price for all purposes under the SPA. Accordingly, the Company received no cash proceeds from the Second Closing. All fees and expenses payable by the Company upon issuance of the Debenture pursuant to the SPA were waived, and as a result, no fees or expenses were deducted from the proceeds of the Debenture. In addition, any premium otherwise payable under the February Note in respect of the $5,000,000 repayment was waived, solely with respect to that payment; the Letter Agreement does not otherwise waive or modify any payment or redemption premium or other amount payable under the February Note.

February Note Balance and Installment Schedule. The parties acknowledged that the principal balance of the February Note immediately prior to the Second Closing was $7,469,178.42 and that, following the $5,000,000 repayment, the remaining principal balance is $2,469,178.42. The parties further agreed that the remaining installment dates under the February Note are October 26, 2026, November 26, 2026, and December 26, 2026, with $823,059 of principal (or the outstanding principal, if less) payable on each such date.

Deferral of Debenture Installments. Effective September 10, 2026, the Debentures were amended so that its first Installment Date is January 30, 2027, rather than December 30, 2026, and no installment payment (including any installment of principal, interest or Payment Premium) is due under the Debentures before January 30, 2027.

Repricing of the February Warrant. Effective September 10, 2026, the exercise price of the February Warrant was reduced from $9.00 to $1.50 per share of Common Stock, subject to further adjustment as provided in the February Warrant. The Company may not issue shares of Common Stock upon exercise of the February Warrant at the reduced exercise price to the extent that the issuance, aggregated with any other issuance or transaction required to be aggregated with it under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), would exceed the maximum number of shares the Company may issue without stockholder approval under Nasdaq Listing Rule 5635 (the “5635 Cap”), unless and until the Company obtains the stockholder approval described below. Any portion of the February Warrant that is not exercisable at the reduced exercise price by reason of the 5635 Cap remains exercisable at $9.00 per share (as adjusted under the February Warrant) until that approval is obtained, at which time the reduced exercise price will apply to that portion without further action by either party.

The Investor acknowledged and agreed that the repricing of the February Warrant, the delivery of any replacement warrant and the issuance of shares upon exercise of the February Warrant do not constitute a “Dilutive Issuance,” or an issuance or sale of Common Stock or Convertible Securities, for purposes of Section 3(f) of the Debentures or any comparable provision of any other Transaction Document, and will not result in any adjustment to the Fixed Price, the Floor Price or any conversion or exercise price under any Transaction Document.

Stockholder Meeting. The Company agreed to call, convene and hold, within 60 calendar days after September 10, 2026, an annual or special meeting of its stockholders to seek the stockholder approval required under Nasdaq rules to permit issuances of Common Stock under the SEPA, the Debentures and the February Warrant in excess of the maximum number of shares issuable without such approval. The meeting may be adjourned or postponed from time to time to permit the solicitation of additional proxies. The Company agreed that it will recommend that its stockholders approve the proposal, solicit proxies in favor of the proposal and use its reasonable best efforts to obtain approval. If approval is not obtained, the Company agreed to use commercially reasonable efforts to seek approval at not less than one subsequent meeting held within 180 days after the first meeting. The Company’s sole obligation is to seek such approval, and the failure to obtain it will not constitute a breach of the Letter Agreement or any other Transaction Document or an Event of Default under any Transaction Document.

Registration of Warrant Shares. To the extent required as a result of the repricing, the Company agreed to promptly amend, supplement or update the registration statement that registered the Investor’s resale of the shares issuable upon exercise of the February Warrant, including by prospectus supplement, post-effective amendment or new registration statement, and to use commercially reasonable efforts to maintain the effectiveness of that registration statement and the availability of the related prospectus.

Public Disclosure. The Company agreed to file this Current Report on Form 8-K within four business days after the date of the Letter Agreement.

Ratification. Except as expressly set forth in the Letter Agreement, the SPA, the February Note, the February Warrant and the SEPA remain in full force and effect. The Letter Agreement is governed by New York law.

The Debenture

The Debenture was issued under the SPA and is substantially on the terms of the July Debenture described in the July 8-K, as modified by the Letter Agreement and as described below. Capitalized terms used in this description and not otherwise defined have the meanings given to them in the Debenture.

●	Maturity. July 20, 2027, subject to extension at the option of the holder.

●	Interest. 5.00% per annum, increasing to 18.00% per annum for so long as an Event of Default is continuing, calculated on a 365-day year.

●	Installment payments. Beginning January 30, 2027 and on the same day of each month thereafter (the 28th in February), the Company must repay $1,750,000 of principal in the aggregate across the Debenture and all other debentures issued under the SPA (or the outstanding principal, if less), plus a Payment Premium equal to 2% of the principal paid, plus accrued and unpaid interest. The Company may pay each installment in cash or by delivering one or more Advance Notices under the SEPA, in which case the Investor offsets the amount it owes the Company under the SEPA against the installment. While the Debenture is outstanding, unless the Investor agrees otherwise, any Advance Notice under the SEPA is treated as an installment repayment and the Company must select the Option 2 Pricing Period. The Payment Premium does not apply to an installment prepaid with Advance Notice proceeds at least 30 days before it is due.

●	Optional redemption. The Company may redeem all amounts outstanding under the Debenture early, on notice delivered after the close of trading on a Trading Day, but only if the VWAP of the Common Stock on the date of the notice is less than the Fixed Price (unless the holder agrees otherwise), at a price equal to the principal redeemed plus a 5% Redemption Premium plus accrued and unpaid interest. The holder may convert all or part of the Debenture during the three Trading Days following the notice. The Company may not otherwise prepay the Debenture without the holder’s consent.

●	Conversion. The holder may convert principal, interest and other amounts outstanding at any time at a fixed conversion price of $5.00 per share (the “Fixed Price”). Following an Event of Default, and for so long as amounts remain outstanding, the holder may instead convert at the lower of the Fixed Price and the Variable Price, which is 90% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the conversion date, but not less than a floor price of $0.702 per share (the “Floor Price”).

●	Anti-dilution. The Fixed Price and the Floor Price are subject to proportionate adjustment for stock dividends, stock splits, combinations (including reverse stock splits) and reclassifications. In addition, if the Company issues or sells Common Stock or Convertible Securities (other than Excluded Securities) at an effective price per share below the Fixed Price then in effect, the Fixed Price is reduced to that lower price. This adjustment is not limited by the Floor Price. Excluded Securities include, among others, shares issued under approved equity incentive plans, upon conversion of the Debentures or exercise of the warrants issued under the SPA, upon exercise of options or convertible securities outstanding before the SPA in accordance with their unamended terms, in stock splits and similar recapitalizations, under the SEPA, in board-approved acquisitions and strategic transactions not undertaken primarily to raise capital, and upon exercise of, or in connection with any amendment, replacement, reissuance or repricing of, the February Warrant (including the reduction of its exercise price to $1.50). Excluded Securities do not include Common Stock sold in registered offerings, including at-the-market offerings.

●	Conversion limitations. The holder may not convert to the extent that it and its affiliates would beneficially own more than 4.99% of the outstanding Common Stock after the conversion; the holder may waive this limitation on not less than 65 days’ notice to the Company. The Company may not issue shares upon conversion in excess of the number it may issue in compliance with Nasdaq rules (the “Exchange Cap”) unless its stockholders have approved issuances in excess of the Exchange Cap.

●	Share delivery and reserve. The Company must deliver conversion shares by the first Trading Day after receipt of a conversion notice and is subject to customary buy-in remedies for a failure to deliver. The Company must reserve the maximum number of shares issuable upon conversion, calculated as if the Debenture were convertible at the Floor Price and without regard to the conversion limitations.

●	Events of Default. Events of Default include, among others: failure to pay any amount under the Debenture or any other Transaction Document within five business days after it is due; bankruptcy and insolvency events; a default on other indebtedness exceeding $500,000 that results in acceleration; unstayed judgments exceeding $500,000; the Common Stock ceasing to be listed or quoted on a Principal Market for ten consecutive Trading Days; a Change of Control Transaction unless the Debenture is retired; failure to deliver conversion shares within two Trading Days after the Share Delivery Date; failure to timely file any periodic or current report with the SEC; any representation or warranty in a Transaction Document proving materially incorrect; any event of default under the other debentures, or any breach of a material term of any other instrument held by, or agreement with, the holder; and any uncured material breach of a covenant under the Debenture or any other Transaction Document. Upon an Event of Default, the holder may declare the outstanding principal, the Payment Premium and accrued interest immediately due and payable in cash (automatically, in the case of bankruptcy and insolvency events).

●	Covenants. While the Debenture is outstanding, the Company may not, without the holder’s consent, amend its charter documents in a manner that adversely affects the holder’s rights, repurchase its equity securities (subject to limited exceptions), or enter into any agreement that would restrict, materially delay, conflict with or impair its ability to perform its obligations under the Debenture.

●	Other terms. The Debenture is a direct obligation of the Company, is governed by New York law and is designated an instrument for the payment of money only under Section 3213 of the New York Civil Practice Law and Rules.

The foregoing descriptions of the Letter Agreement, the Debenture and the SPA do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreement and the Debenture, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, and the SPA, which was filed as Exhibit 10.1 to the July 8-K, each of which is incorporated herein by reference. The agreements have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the agreements were made solely for the purposes of those agreements and as of specific dates, were solely for the benefit of the parties to them, and may be subject to limitations agreed upon by the parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On September 10, 2026, the Company issued the Debenture in the principal amount of $5,000,000, bearing interest at 5.00% per annum and maturing July 20, 2027, with monthly installment payments beginning January 30, 2027, on the terms described in Item 1.01. The entire $5,000,000 purchase price was applied to repay principal of the February Note, so the issuance of the Debenture did not increase the aggregate principal amount of the Company’s indebtedness to the Investor.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On September 10, 2026, the Company issued the Debenture to the Investor for a purchase price of $5,000,000, paid by application of that amount against the principal of the February Note, and amended the February Warrant to reduce its exercise price from $9.00 to $1.50 per share, subject to the 5635 Cap. Assuming conversion of the full $5,000,000 principal amount of the Debenture at the Fixed Price of $5.00 per share, the Debenture would be convertible into 1,000,000 shares of Common Stock. Following an Event of Default, the Debenture could be converted at a price as low as the Floor Price of $0.702 per share, which would result in the issuance of up to 7,122,508 shares of Common Stock in respect of principal alone. Additional shares may be issued upon conversion of accrued interest and other amounts. Any conversion is subject to the 4.99% beneficial ownership limitation and the Exchange Cap described in Item 1.01. The February Warrant, as amended, is exercisable for 1,333,333 shares of Common Stock, subject to the 5635 Cap.

The Debenture was issued, and the February Warrant was amended, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, and, in the case of the amendment of the February Warrant, also Section 3(a)(9) of the Securities Act. The Investor represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and that it is acquiring the securities for its own account. The securities were offered and sold without any general solicitation or general advertising, and no underwriting discounts or commissions were paid in connection with the Second Closing or the amendment of the February Warrant. The Debenture and the shares of Common Stock issuable upon its conversion have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Convertible Debenture No. VWAV-5, dated September 10, 2026, issued by VisionWave Holdings, Inc. to YA II PN, Ltd.
10.1*	Letter Agreement, dated September 10, 2026, between VisionWave Holdings, Inc. and YA II PN, Ltd., regarding the Second Closing under the Securities Purchase Agreement and the amendment of the February 2026 Warrant.
10.2	Securities Purchase Agreement, dated as of July 20, 2026, between VisionWave Holdings, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s obligations and ability to make installment and other payments under the Debentures and the February Note, the use of the SEPA to satisfy installment payments, the conversion of the Debentures and the exercise of the February Warrant, the stockholder meeting and the approval sought at that meeting, the registration of shares issuable upon exercise of the February Warrant, and the effect of any reverse stock split. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict” and similar expressions.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, among others: the Company’s ability to generate or raise sufficient cash, or to access the SEPA, to make installment payments beginning January 30, 2027 and to repay the Debentures at maturity and the February Note when due; the occurrence of an Event of Default, which would permit acceleration and conversion at prices as low as the Floor Price; substantial dilution to existing stockholders from conversions of the Debentures, exercises of the February Warrant and other warrants, and sales under the SEPA; reductions in the Fixed Price under the anti-dilution provisions of the Debentures, including as a result of registered offerings at prices below the Fixed Price; the Company’s ability to obtain stockholder approval of issuances in excess of the Exchange Cap and the 5635 Cap; the effect of the transactions on the market price of the Common Stock; the Company’s ability to maintain the listing of the Common Stock on Nasdaq; and the other risks described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this Current Report and are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2026	VISIONWAVE HOLDINGS, INC.

	By:	/s/ Douglas Davis
Name: Douglas Davis
Title: Chief Executive Officer